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                                                                Exhibit 2.10

                                MERGER AGREEMENT


         THIS MERGER AGREEMENT (this "Agreement") is entered into as of July 8, 1997, by and among FLORIDA PANTHERS HOLDINGS, INC., a Florida corporation ("Panthers"); FPH/RHI MERGER CORP., INC., a Florida corporation and a wholly-owned subsidiary of Panthers ("FPH/RHI"); RESORTHILL, INC., an Illinois corporation ("ResortHill"); and GARY V. CHENSOFF, a resident of the State of Illinois ("Chensoff"). Panthers, together with FPH/RHI, are collectively referred to as the "Panther Companies" and individually as a "Panther Company".


                                  RECITALS

         A. LeHill Partners, L.P., a Delaware limited partnership ("LeHill" or "Partnership"), is the record fee simple title holder of 322 condominium units legally described on Schedule 3.12(a) attached hereto ("Units") being a part of The Registry Hotel at Pelican Bay, a Non-Residential Hotel Condominium, according to the Declaration of Condominium thereof, recorded in Official Records Book 1225, Page 696 of the Public Records of Collier County, Florida ("Resort").

         B. LeHill is the record holder of certain mortgages ("Mortgages") and related promissory notes ("Notes") in the approximate aggregate outstanding principal amount of $4,747,000 for the 36 performing Mortgages and an approximate aggregate outstanding principal amount of $319,000 for the two non-performing Mortgages as of July 1, 1997 and ancillary documents (together with the Mortgages and the Notes, the "Loan Documents") more particularly described on Schedule 3.12(a) attached hereto ("Mortgage Loans") encumbering the condominium units within the Resort as set forth on the Schedule.

         C. Pelican Hill Associates, L.P., a Delaware limited partnership ("Pelican Hill"), is the general partner of LeHill and owns a One percent (1%) interest in LeHill.

         D. ResortHill (i) is a general partner of Pelican Hill and owns a Fifty percent (50%) interest in Pelican Hill and (ii) is a limited partner of LeHill and owns a Three and eight-tenths percent (3.8%) percent interest in LeHill.

         E. Chensoff owns One Hundred percent (100%) of the outstanding capital stock in ResortHill and has the power to vote One Hundred percent (100%) of the outstanding voting interests of ResortHill, without the consent of any other party.

         F. Blakely Capital, Inc., an Illinois corporation ("Blakely") is the record owner of a Seven-tenths percent (7/10%) limited partnership interest in LeHill and, to date, no transfer of such interest has been approved under the terms of the LeHill partnership agreement.





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         G.      LW-LP, Inc. is a Delaware corporation ("LW-LP") and is the record owner of a Ninety-four and Five-tenths percent (94.5%) limited partnership interest in LeHill and, to date, no transfer of such interest has been approved under the terms of the LeHill partnership agreement.

         H. NP Investment III Co. is a Delaware corporation ("NPI") and a general partner of Pelican Hill and is the record owner of a Five-tenths percent (0.5%) general partnership interest in Pelican Hill and, to date, no transfer of such interest has been approved under the terms of the LeHill partnership agreement.

         I. LW-RTC, Inc. is a Delaware corporation ("LW-RTC") and is the record owner of a Forty-Nine and Five-tenths percent (49.5%) limited partnership interest in Pelican Hill and, to date, no transfer of such interest has been approved under the terms of the LeHill partnership agreement.

         J. Chensoff has the right and power to cause the sale and transfer of Blakely's Seven-tenths percent (0.7%) limited partnership interest in LeHill (the "Blakely Interest") by virtue of a power of attorney given to Chensoff by Blakely.

         K. Chensoff entered into a Purchase Agreement with LW-LP, NPI and LW-RTC (the "Lehman Purchase Agreement") dated as of May 19, 1997 pursuant to which LW-LP, NPI and LW-RTC agreed to sell to Chensoff all of their general and limited partnership interest in LeHill and Pelican Hill consisting of LW-LP's 94.5% limited partnership interest in LeHill, NPI's 0.5% general partnership interest in Pelican Hill and LW-RTC's 49.5% limited partnership interest in Pelican Hill, a true and correct copy of which is attached hereto on Exhibit "A".

         L. Chensoff has agreed to execute an Assignment, Assumption, Contribution and Consent Agreement ("Assignment and Assumption") in the form attached hereto as Exhibit "B" that assigns Chensoff's rights under the Lehman Purchase Agreement to Panthers and which by virtue of its terms reinstates the substantive provisions of the Lehman Purchase Agreement so that such agreement remains enforceable against Chensoff by its terms and which LW-LP, NPI and LW-RTC has represented is enforceable by its terms against them. Chensoff has also agreed to execute, or to cause the delivery by Blakely of a duly executed assignment or bill of sale (the "Blakely Assignment") to transfer and assign to Panthers the Blakely Interest.

         M. Simultaneous with the execution of this Agreement, LW-LP, NPI and LW-RTC have consented to the assignment of the Lehman Purchase Agreement by Chensoff to Panthers.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:





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                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement and in accordance with the Business Corporation Act of the State of Florida (the "Corporations Code"), at the Effective Time (as defined below) pursuant to the terms and conditions set forth in the Plan of Merger and Reorganization annexed hereto as Exhibit C (the "Plan of Merger"), FPH/RHI will be merged with and into ResortHill (the "Merger"). The terms and conditions of the Plan of Merger are incorporated herein by reference as if fully set forth herein. As a result of the Merger, the separate corporate existence of FPH/RHI shall cease and ResortHill shall continue as the surviving corporation and a wholly-owned subsidiary of Panthers.

         1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Merger (the "Closing") shall take place as promptly as practicable (and in any event within five (5) business days) after satisfaction or waiver of the conditions set forth in Articles VI and VII, at the offices of Panthers' counsel, Akerman, Senterfitt & Eidson, P.A., Miami, Florida, or such other time and place as the parties may otherwise agree (the "Closing Date"). The parties agree that the Closing shall not occur before August 1, 1997 except upon the mutual agreement of the parties.

         1.3 COMPLETION OF PLANS OF MERGER; MERGER CONSIDERATION. At least three days prior to the Closing, the parties shall fill in and complete the blank spaces in Article III of the Plan of Merger. Pursuant to the Plan of Merger, Panthers will pay an amount ("Merger Consideration") equal to $96,821,400 (subject to any adjustment pursuant to Section 1.7) ("Base Amount"), minus the sum of (i) the amount payable by Panthers pursuant to the Lehman Purchase Agreement with credit given for the $5,000,000 previously paid by Panthers to LW-LP, NPI and LW-RTC in connection with the execution by the parties of the Assignment and Assumption, and (ii) the amount payable for the Blakely Interest (if such interest is purchased directly by Panthers) and (iii) the amount of outstanding partners loans, third party loans or any other indebtedness or liabilities of the LeHill Companies, including, without limitation, the amount of all outstanding liabilities included in the balance sheet of the Audited LeHill Financial Statements and included in the Closing Balance Sheet such reduction to be made only to the extent that Chensoff has not instructed Panthers to remit a portion of the Merger Consideration in satisfaction of any such indebtedness or liabilities. The parties hereto acknowledge that LeHill's liability for 1997 real property taxes in respect of the Units shall be a liability assumed by Panthers for which no reduction in the Merger Consideration shall be made. The Merger Consideration will be paid
(a) in cash in the amount of $3,000,000 less any





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cash amounts paid to Blakely by Panthers and (b) the balance in the form of shares of the Class A common stock, $0.01 par value per share, of Panthers ("Panthers Common Stock"). The number of shares of Panthers Common Stock issued in the Merger will be determined by dividing that portion of the Merger Consideration payable in the form of shares of Panthers Common Stock by $23.50 (the "Panthers Shares"). The Panthers Shares issued pursuant to the Plan of Merger will be registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement.

         1.4 FILING OF ARTICLES OF MERGER. At the time of the Closing (the "Effective Date" or "Effective Time"), the parties shall cause the Merger to be consummated by filing duly executed Articles of Merger (with the completed Plans of Merger attached thereto) with the Secretaries of State of the State of Illinois and Florida in such form as Panthers determines to be required to lawfully effect the purposes of this Agreement.

         1.5 ISSUANCE OF PANTHERS SHARES; DELIVERY OF CERTIFICATES AND ASSIGNMENTS; RESTRICTIONS ON DISPOSITION OF PANTHERS SHARES. At the Effective Time, Panthers shall issue to Chensoff the Panthers Shares issuable pursuant to
Section 1.3, registered in Chensoff's name. Panthers shall deliver such shares in the following manner: (i) Panthers shall set aside and hold in accordance with Article VIII certificates evidencing Panthers Shares having an aggregate value of $4,000,000, based upon the per share price of $23.50 (the "Held Back Shares") and (ii) Panthers shall deliver to Chensoff one or more certificates evidencing the balance of Panthers Shares. The Panthers Shares being issued in connection with this merger transaction will be registered under the Securities Act pursuant to the Registration Statement. Chensoff agrees that during the times set forth below he will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of the balance of Panthers Shares as described below without the Panthers' prior consent:

         100% of Panthers Shares during the 90 day period commencing on the Effective Date;
         75% of Panthers Shares during the 1 year period commencing on the Effective Date;
         50% of Panthers Shares during the 18 month period commencing on the Effective Date; and
         25% of Panthers Shares during the 24 month period commencing on the Effective Date.

         Chensoff further agrees that, during the 1-year period commencing on the Effective Date, he shall not sell any of the Panthers Shares except pursuant to an underwritten offering of such shares or pursuant to a placement approved by the Panthers. Upon receipt of written notice that Chensoff desires to sell a permissible amount of Panthers Shares, the Panther Companies shall use their reasonable best efforts to accommodate such sale and, in this regard, the Panther Companies shall attempt to locate an appropriate underwriter or placement agent for such offering and shall pay the expenses of such underwriting and the expenses of placement other than the fees of the placement agent (which fees shall be commercially reasonable). Chensoff shall be free to sell the permissible amount of Panthers Shares, without the requirement that such sale be by underwritten offering or pursuant to an approved placement if the Panther Companies are unable (x) to locate an appropriate underwriter or placement agent, or (y) having found an appropriate underwriter or placement agent, to file a registration statement or prepare an appropriate placement memorandum for the Panthers Shares (that Chensoff desires to sell), within sixty (60) days from the date of such notice, or (z) to





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cause the registration statement to become effective or the placement to be consummated within ninety (90) days of the date of Chensoff's notice. In the event that the Panther Companies are able to find an appropriate placement agent and consummate the placement of the Panthers Shares, or an appropriate underwriter and file a registration statement which shall become effective, as applicable within ninety (90) days of the date of Chensoff's notice, then Chensoff agrees that he shall not attempt to sell any of his Panthers Shares more than one time during the 1-year period following the Effective Date.

         1.6 TAX TREATMENT. The parties hereto acknowledge and agree that the transactions contemplated hereby are intended to be a tax-free transaction under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         1.7 ADDITIONAL PURCHASE PRICE. Panthers recognizes and agrees that LeHill is pursuing the acquisition of title to three (3) additional Units in the Resort, two (2) by foreclosure of non-performing Mortgages ("Foreclosure Additional Units") and one (1) by purchase from a third party (the "Third Party Additional Unit"), all three of which are identified on Schedule 1.7 hereto.
If LeHill shall obtain title to any of the Foreclosure Additional Units prior to the Effective Date, the Base Amount set forth in Section 1.3 above shall not be adjusted. However, if LeHill shall obtain title to the Third Party Additional Unit, the Base Amount set forth in Section 1.3 shall be increased by an amount mutually agreed upon by the parties. Other than for the contemplated acquisition of the Foreclosure Additional Units, and the Third Party Additional Units, Chensoff agrees, either directly or indirectly, not to pursue (and shall be under no obligation to pursue) acquisition of any other Units at the Resort prior to closing without having first obtained the agreement of Panthers, and in such event the parties agree to use good faith negotiations to agree upon an adjustment of the Base Amount attributable to any such further Unit acquisitions agreed upon. It is further agreed that if it is determined that LeHill does not hold record fee simple ownership of 322 Units, the parties shall reduce the Base Amount by an amount that is mutually agreeable to the parties for each Unit less than 322 held by LeHill, provided that LeHill shall be required to hold record fee simple ownership of not less than 316 Units as of Closing.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                            OF THE PANTHER COMPANIES

         As a material inducement to each of Chensoff and ResortHill to enter into this Agreement and to consummate the transactions contemplated hereby, the Panther Companies make the following representations and warranties to such parties:

         2.1 CORPORATE STATUS. Each of the Panther Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida (and, if reincorporated in any other state, shall at all times be validly existing and in good standing in such other state in





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which the Panther Companies are reincorporated) and each Panther Company has the requisite power and authority to carry on its business and to own or lease its properties.

         2.2 CORPORATE POWER AND AUTHORITY. Each of the Panther Companies has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each of the Panther Companies has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby.

         2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the Panther Companies and constitutes a legal, valid and binding obligation of each of them, enforceable against each of the Panther Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         2.4 PANTHERS COMMON STOCK. Upon consummation of the transactions contemplated hereunder and the issuance and delivery of certificates representing the Panthers Shares to Chensoff, the Panthers Shares will be validly issued, fully paid and non-assessable shares of Panthers Common Stock.

         2.5 NO COMMISSIONS. None of the Panther Companies has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         2.6 NO VIOLATION. The execution and delivery of this Agreement by the Panther Companies and the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not: (a) contravene any provision of the articles of incorporation or bylaws of the Panther Companies; (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Panther Companies; (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against the Panther Companies; (d) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Panther Companies; or (e) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the HSR Act, any SEC filings required to be made by Panthers, any SEC and state filings contemplated hereby.

         2.7 SEC FILINGS/REGISTRATION STATEMENT. From November 8, 1996 through the date hereof, Panthers has duly and timely filed with the SEC all reports, proxy statements and other





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information required to be filed by it under the Exchange Act (the "SEC
Filings"). The SEC Filings, at the time of filing did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in the SEC Filings, from November 8, 1996 to the date hereof, there has not been any Material Adverse Change in the business, financial position or results of operations of Panthers. The Panthers Shares will be issued pursuant to that prospectus dated June 17, 1997, which forms a part of that post-effective Amendment No. 1 to the Registration Statement, as supplemented by Supplement No. 1 dated June 30, 1997. No stop order has been issued suspending the effectiveness of the Registration Statement.

         2.8 CAPITALIZATION. As of the date hereof, the authorized capital stock of Panthers consists of 100,000,000 shares of Panthers Common Stock (which number includes 2,600,000 shares of Panthers Common Stock reserved for issuance under the Panthers' 1996 Stock Option Plan) and 10,000,000 shares of Class B common stock ("Class B Common Stock"), par value $.01 per share. Panthers has no shares of preferred stock authorized. As of the date hereof, Panthers has 23,700,507 shares of Panthers Common Stock issued and outstanding, with warrants to purchase 869,810 shares of Panthers Common Stock at a price of $29.01 per share and exchange rights which are convertible, without further consideration, into 4,242,586 shares of Panthers Common Stock issued and outstanding; and (b) 255,000 shares of Class B Common Stock issued and outstanding. In addition, as of the date hereof, Panthers has granted stock options to purchase 1,962,672 shares of Panthers Common Stock under Panthers' Stock Option Plan.

         2.9 CONTINUATION OF BUSINESS. FPH/RHI is a wholly-owned direct subsidiary of Panthers. Following the Merger, ResortHill will be a wholly-owned direct subsidiary of Panthers. Panthers has no present intention to liquidate, or dissolve ResortHill, or discontinue its business.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                           OF CHENSOFF AND RESORTHILL

         As a material inducement to the Panther Companies to enter into this Agreement and to consummate the transactions contemplated hereby, each of Chensoff and ResortHill, jointly and severally, make the following representations and warranties. LeHill, Pelican Hill and ResortHill are collectively hereinafter referred to as the "LeHill Companies."

         3.1     REPRESENTATION CONCERNING RECITALS; CORPORATE/PARTNERSHIP
STATUS.

                 (a) All of the Recitals set forth in the Recitals section of this Agreement are true and correct.





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                 (b)      ResortHill is a corporation, and each of Pelican Hill
and LeHill is a limited partnership duly organized or formed, validly existing and in good standing under the laws of the state of its incorporation or organization listed in the Recitals hereto and each has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Each of the LeHill Companies is legally qualified to transact business in Florida and in the jurisdiction of its organization and is in good standing in each such jurisdiction. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of any of the LeHill Companies. ResortHill is, and shall remain until the Effective Date, an "S" corporation.

         3.2 POWER AND AUTHORITY. Each of Chensoff and ResortHill, as applicable, has the power and authority to execute and deliver this Agreement, the Lehman Purchase Agreement, the Assignment and Assumption and the Blakely Assignment, to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby. Each of Chensoff and ResortHill has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby.

         3.3     ENFORCEABILITY.

                 (a) This Agreement, the Lehman Purchase Agreement, the Assignment and Assumption and the Blakely Assignment, have been duly executed and delivered by Chensoff and this Agreement has been duly executed and delivered by ResortHill and each of these constitute the legal, valid and binding obligation of Chensoff and ResortHill, respectively, enforceable against them in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

                 (b) The Lehman Purchase Agreement, which by its terms has expired, has substantively been reinitiated by execution and delivery of the Assignment and Assumption and is hereby fully enforceable against Chensoff, as the date hereof.

         3.4 CAPITALIZATION; OWNERSHIP. Chensoff is the record and beneficial owner of all the outstanding shares of capital stock of ResortHill free and clear of any Liens. All of the record owners of the partnership interests in Pelican Hill and LeHill are set forth in the Recitals hereto. Further, ResortHill owns its partnership interest in LeHill and Pelican Hill, free and clear of all Liens. To the Best of Chensoff's Knowledge, the interests of LW-LP, NPI and LW-RTC in Pelican Hill and/or LeHill are free of all Liens. Provided that LW-LP, NPI and LW-RTC own the partnership interests in LeHill and Pelican Hill as set forth in the Recitals hereto, then upon concluding the Merger, the acquisitions contemplated by the Lehman Purchase Agreement and receipt of the assignment of the Blakely Interest, the Panther Companies shall own all of the capital stock of ResortHill and all of the partnership interests of LeHill and Pelican Hill.





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         3.5     NO VIOLATION.  Except for the restrictions upon transfer of partnership interests contained in the respective partnership agreements of LeHill and Pelican Hill, the execution and delivery of this Agreement by Chensoff and ResortHill, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement, the Lehman Purchase Agreement, the Assignment and Assumption and the Blakely Assignment, will not (i) contravene any provision of ResortHill's articles of incorporation or bylaws, or the partnership agreement of Pelican Hill or LeHill, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against Chensoff or ResortHill, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against any of Chensoff and ResortHill, (iv) result in or require the creation or imposition of any lien upon or with respect to any of the property, assets or the issued and outstanding equity interests of Chensoff or ResortHill, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the HSR Act, and any SEC and other filings required to be made by the Panther Companies.

         3.6 RECORDS OF THE LEHILL COMPANIES. The copies of the respective articles of incorporation, bylaws, certificate of limited partnership, partnership agreement and other organizational documents, as appropriate, of the LeHill Companies which were provided to the Panther Companies or will be provided prior to Closing, are true, accurate and complete and reflect all amendments made through the date of this Agreement or the date of delivery to Panthers, if later. The minute books and partnership records for the LeHill Companies made available to the Panther Companies for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement. All material actions taken by each of the LeHill Companies have been duly authorized or ratified. All accounts, books, ledgers and official and other records of each of the LeHill Companies have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein.

         3.7 SUBSIDIARIES. Except as set forth elsewhere in this Agreement, ResortHill, LeHill and Pelican Hill do not own, directly or indirectly, any outstanding voting securities of or other interests in, or control, any other corporation, partnership, joint venture or other business entity.

         3.8 RESORT FINANCIAL STATEMENTS. The Panther Companies have been delivered the financial statements for the Resort, including the notes thereto, for the year ended December 31, 1996, audited by Grant Thornton, which has issued its report thereon (the "Resort Financial Statements"). To the Best of Chensoff's Knowledge, the Resort Financial Statements fairly and accurately present the financial condition of the Resort and the results of its operations as of the date thereof and for the period covered thereby.





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         3.9     LEHILL FINANCIAL STATEMENTS.

                 (a) Prior to the Closing, Chensoff and ResortHill will deliver to the Panther Companies the financial statements for LeHill, including the notes thereto, for the year ended December 31, 1996, audited by Altschuler Melvoin & Glasser, which will issue its report thereon (the "Audited LeHill Financial Statements"). The Audited LeHill Financial Statements will fairly and accurately present the financial condition of LeHill and the results of its operations as of the date thereof and the period covered thereby and will be prepared in accordance with generally accepted accounting principles consistently applied, and will reflect all adjustments necessary for a fair presentation of the financial information contained therein.

                 (b) At the Closing, Chensoff and ResortHill will deliver to the Panther Companies an unaudited balance sheet of LeHill as of the Effective Date (the "Closing Balance Sheet"), which balance sheet will reflect net assets equal to the sum of (a) $1,000,000 of LeHill's share of the approximately $1,600,000 quarterly distribution by the Association to be paid on or about July 15, 1997 to the extent such distribution is actually paid plus
(b) $1.00 plus (c) the principal amounts of any Mortgage that have been satisfied or paid between the execution of this Agreement and Closing. The Closing Balance Sheet will fairly present the financial condition of LeHill as of the Effective Date and will be prepared on a basis consistent with the balance sheet included in the Audited LeHill Financial Statements.

                 (c) At the Closing, Chensoff and ResortHill will deliver to the Panther Companies an unaudited balance sheet of ResortHill as of the Effective Date which balance sheet will reflect net assets equal to $1.00 (in addition to its interest in Pelican Hill and LeHill).

         3.10 LIABILITIES OF THE RESORT AND THE LEHILL COMPANIES. The LeHill Companies will not have any liabilities or obligations not reflected in the balance sheet included in the Audited LeHill Financial Statements except
(a) liabilities incurred by LeHill in the ordinary course of business since such date and (b) normal accruals, reclassifications and audit adjustments in respect of LeHill which would be reflected on an audited financial statement and which would not be material in the aggregate; and the LeHill Companies will not have any liabilities or obligations not reflected on the Closing Balance Sheet except for property taxes not due and payable with respect to the Units as of Closing, liability for which Panthers shall assume. The parties agree that following Closing the Panthers may receive revenues and receive claims for expenses of LeHill that relate to a period prior to Closing or that relate to an obligation owed to LeHill (the revenues derived from the sources identified on Schedule 3.10 attached hereto) or an obligation owed by LeHill (e.g. attorneys' fees, title insurance and closing expenses) in connection with LeHill's acquisition of a Unit prior to Closing or in connection with any of LeHill's activities including this transaction. The parties agree that Chensoff shall be entitled to such prior revenues and shall be responsible for such prior expenses and liabilities. Since December 31, 1996, LeHill has not
(i) incurred any obligations or liabilities (including any indebtedness)or entered into any transaction or series of transactions involving in excess of $100,000 in the aggregate out of the ordinary course of business, except for this Agreement, the Lehman Purchase Agreement, the Assignment and Assumption and the Blakely





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

Assignment, and the transactions contemplated hereby and thereby; (ii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $100,000 in the aggregate;
(iii) waived, canceled, compromised or released any rights having a value in excess of $100,000 in the aggregate out of the ordinary course of business;
(iv) imposed any security interest or other Lien on any of its Units, Mortgages or other assets other than in the ordinary course of business consistent with past practice; or (v) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on LeHill. To the Best of Chensoff's Knowledge, the Resort does not have any liabilities or obligations not reflected in the balance sheet included in the Resort Financial Statements except (a) liabilities incurred by the Resort in the ordinary course of business since such date, (b) normal accruals, reclassifications and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate.

         3.11 LITIGATION. Except for (i) any foreclosure suits in connection with non-performing Mortgages, (ii) that certain class action lawsuit by Unit-Owners of the Resort against, among others, Shelter Seagate Corporation ("Shelter Seagate Class Action"), and (iii) the interpleader action filed in connection with the Shelter Seagate Class Action, to the Best of Chensoff's Knowledge, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, threatened, anticipated or contemplated against, by or affecting any of the LeHill Companies or, to the Best of Chensoff's Knowledge, the Resort, or any of their properties or assets (other than, with respect to the Resort only, any actions of a type commonly instituted against hotel/resort type properties in the ordinary course of business which, on the whole, shall not result in a Material Adverse Effect on the operations of the Resort) or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which any of the LeHill Companies or, to the Best of Chensoff's Knowledge, the Resort is or was a party which have not been complied with in full or which continue to impose any material obligations on any of the LeHill Companies or, to the Best of Chensoff's Knowledge, the Resort.

         3.12    REAL ESTATE

                 (a) LeHill is the record fee simple title holder of 322 Units the legal description of which is set forth on Schedule 3.12(a). LeHill is also the record holder of the Mortgages, Notes and Mortgage Loans encumbering certain condominium units at the Resort. The current outstanding principal balance, status and condominium unit encumbered by each Mortgage is set forth on Schedule 3.12(a). LeHill owns the Mortgages free and clear of any Liens. Other than the Units and Mortgages, neither LeHill, Pelican Hill nor ResortHill owns any other real property or any interest therein (the Units and Mortgages owned by LeHill are collectively hereinafter referred to as the "LeHill-Owned Properties"). Schedule 3.12(a) sets forth (i) the legal description of each Unit and the Declaration of Condominium; and (ii) legal descriptions of each condominium unit subject to a Mortgage, together with a list of all title insurance policies relating to such LeHill-Owned Properties, all of which policies have previously been delivered or will, by Closing, be delivered to the Panther Companies by Chensoff and ResortHill, provided, however, that this representation and warranty shall not be deemed breached in any way so long as LeHill holds title to at least 316 Units free of any Liens and subject only to the matters disclosed on LeHill's existing title policies and Panthers has received, at Closing, an appropriate reduction of the Base Amount with respect to the reduction in the number of Units owned by LeHill, as provided under
Section 1.7 hereof. Further, in the event that, prior to Closing, any Mortgage is repaid, such event shall not result in a breach of this representation, but LeHill shall retain the principal amount of the Mortgage repaid on the Closing Balance Sheet.

                 (b)      With respect to each such parcel of LeHill-Owned
Property:

                          (i) LeHill shall use its best efforts to have, as of Closing, marketable title to each parcel of LeHill-Owned Properties free and clear of any Lien other than (x) liens for real estate taxes not yet due and payable; and (y) encumbrances, easements, covenants and restrictions and other matters described in the permitted exceptions listed on Schedule 3.12(b) and (z) any other exceptions to title Panthers may agree to accept (the "Permitted Exceptions"). Title to any Unit shall be deemed marketable and this covenant shall not be deemed breached in any way so long as title to the Units is subject only to the Permitted Exceptions. LeHill's best efforts shall include, if necessary, the expenditure of an amount not to exceed $200,000 to obtain documentation necessary to clear title exceptions (other than the matters described in clauses (x), (y) and (z) above) which render title unmarketable. In consideration for LeHill's exerting its best efforts in connection with this Section, Panthers agree that it shall obtain a title insurance commitment with respect to the Units and request that a title insurance policy based upon this commitment be issued by a title insurance company of Panthers' choice and at Panthers' expense, such policy to be effective as of the Closing Date.

                          (ii) Neither Chensoff nor ResortHill has received notice of any condemnation proceedings, suits or administrative actions relating to the LeHill-Owned Properties and to the Best of Chensoff's Knowledge, none are threatened;

                          (iii) None of the LeHill-Owned Properties have been mortgaged by LeHill;

                           (iv) To the Best of Chensoff's Knowledge, no notice has been received from any Governmental Authorities alleging that the Resort facilities lack any approval (including licenses or permits) of any Governmental Authority required in connection with the operation thereof, or that such facilities have not been operated and maintained in substantial accordance with applicable laws, regulations, ordinances or rules;

                          (v) Except for the Agency Agreement and other agreements executed by Agent in connection with his duties and responsibilities thereunder, and except for agreements (which require advance reservations to be made through LeHill and are made subject to availability) with certain former owners of the Units and certain personnel associated with certain LeHill Companies relating to their use, in the aggregate, of not more than 200 room nights during the remainder of 1997 and not more than 300 nights in 1998, LeHill has not executed any Contracts granting to any party or parties the right of use or occupancy of any portion of the parcels of LeHill-Owned Property;

                          (vi) Except for the provisions contained in the Declaration of Condominium, there are no outstanding options or rights of first refusal to purchase the parcels of LeHill-Owned Property, or any portion thereof or interest therein;

                          (vii) To the Best of Chensoff's Knowledge, there are no material defects affecting the improvements or buildings constituting the Resort which would render them inadequate for the use in connection with the operation of the Resort in the manner currently operated, or, if the former is not the case, provision has been made to remedy such material defects or to reserve for such remedy in the Association budget;

                          (viii) Except for the Agency Agreement and any other agreements executed by Agent in connection with its duties and responsibilities thereunder and a Loan Servicing Agreement between LeHill and Wendover Funding, Inc., LeHill has not executed any service contracts, management agreements or similar agreements which affect the LeHill-Owned Property; and

                          (ix) Except for the special assessments related to Pelican Bay and its environs which are included as line items on the real estate tax bills for the Units, neither Chensoff, nor any LeHill Company has received notice of any special assessment which may affect any parcel of the LeHill-Owned Property, and to the Best of Chensoff's Knowledge, no such special assessment is contemplated by any Governmental Authority.

                 (c) The Resort is not a lessee, licensee or tenant under, nor (except for the Agency Agreement and the agreements with the former unit owners referenced at clause (v) above) are any of the LeHill Companies a party to any leases, licenses or similar agreements for the use of any real property.

                 (d) In its acquisition of Units, LeHill has complied in all material respects with all applicable requirements of the Association Governing Documents, Declaration of Condominium and the requirements of appropriate Governmental Authorities necessary for the proper recording of the deeds for the Units and has paid all relevant transfer fees to the Association and all sales or use taxes, non-recurring intangibles tax, documentary stamp tax or other excise tax payable in connection with the acquisition of the Units and Mortgages, the recording of deeds for the Units and the recording of Mortgages.

         3.13    GOOD TITLE TO AND CONDITION OF ASSETS

                 (a) To the Best of Chensoff's Knowledge, the Fixed Assets (as hereinafter defined) currently in use in connection with the business and operations of the Resort are sufficient for the business operations of the Resort and none of the LeHill Companies shall take any action to cause the removal, without adequate replacement, of any of the Fixed Assets. For purposes of this Agreement, "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used by or located on the premises of the Resort.

                 (b) Since October 1, 1995, pursuant to the Management Contract the Association has reserved four percent (4%) of the Resort's annual gross revenues on a monthly basis for repair and replacement of Fixed Assets of the Resort, and, to the Best of Chensoff's Knowledge, the unused balance of the Resort's replacement reserve on May 31, 1997 was $848,248, as stated in the Resort's financial statements as of such date.

         3.14    COMPLIANCE WITH LAWS.

                 (a) Each of the LeHill Companies and, to the Best of Chensoff's Knowledge, the Resort is and has been in compliance with all material laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), and the LeHill-Owned Properties. Neither Chensoff, ResortHill, any of the LeHill Companies nor, to the Best of Chensoff's Knowledge, the Resort has been cited, fined or otherwise notified by any Governmental Authority of any asserted past or present failure to comply with any laws, regulations or orders which has not been corrected or which failure would cause Material Adverse Affect upon the results of operations of the Resort and, to the Best of Chensoff's Knowledge, no proceeding with respect to any such violation is pending or threatened.

                 (b) Neither Chensoff, any of the LeHill Companies nor, to the Best of Chensoff's Knowledge, the Resort or any of their employees or agents, has made any payment of funds in connection with the business of the Resort or the LeHill Companies which is prohibited by law, and no funds have been set aside to be used in connection with the business of the Resort or the LeHill Companies for any payment prohibited by law.

         3.15 LABOR AND EMPLOYMENT MATTERS. None of the LeHill Companies has any employees.

         3.16 EMPLOYEE BENEFIT PLANS. None of the LeHill Companies has any employees and does not have any employee benefit plans.

         3.17 TAX MATTERS. Except with respect to the 1996 tax returns of the LeHill Companies, all Tax Returns required to be filed prior to the date hereof with respect to the LeHill Companies or any of their income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by or with respect to each of the LeHill Companies have been paid and are accrued on the Current Balance Sheets or will be accrued on the LeHill Companies' respective books and records as of the Closing. Further, (i) all taxable periods of each of the LeHill Companies are open; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against any of the LeHill Companies; (iii) none of the LeHill Companies has consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) except for its 1996 tax returns, none of the LeHill Companies has requested or been granted an extension of the time for filing any Tax Return to a date later than the Effective Time; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to any of the LeHill Companies regarding Taxes; (vi) none of the LeHill Companies has made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Effective Time; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of any of the LeHill Companies;
(viii) none of the LeHill Companies will be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Effective Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Effective Time or (B) as a result of any "closing agreement,"as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Effective Time; (ix) none of the LeHill Companies has been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return; (x) except as provided in their respective partnership agreements, none of the LeHill Companies is a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes;
(xi) no taxing authority will claim or assess any additional Taxes against any of the LeHill Companies for any period for which Tax Returns have been filed;
(xii) none of the LeHill Companies has made any payments, and will not become obligated (under any contract entered into on or before the Effective Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xiii) no claim has ever been made by a taxing authority in a jurisdiction where any of the LeHill Companies does not file Tax Returns that such LeHill Company is or may be subject to Taxes assessed by such jurisdiction; and (xiv) none of the LeHill Companies has any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xv) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to each of the LeHill Companies for the past two years (it being acknowledged these are the only years for which filings have been required), will have furnished or made available to the Panther Companies, and (xvi) none of the LeHill Companies will be subject to any Taxes for the period ending at the Effective Time for any period for which a Tax Return has not been filed imposed pursuant to Section 1374 or
Section 1375 of the Code (or any corresponding provision of state, local or foreign law); other than closing the Section 361 transaction pursuant to this Agreement.

         In the event any taxing authority examines any return or the LeHill Companies for any period prior to the Effective Time, or otherwise proposes an adjustment or deficiency for any such period, and it appears that Panthers will not bear any liability with respect to such audit, adjustment or deficiency, Chensoff shall be permitted, at his election, to defend against such audit, adjustment or deficiency or direct the manner in which such defense is carried out, including without limitation decisions concerning acceptance or rejection of settlement offers and filing of appeals and protests. If Chensoff makes such election, Panthers shall use its best efforts to cooperate in such defense and Chensoff shall bear the costs thereof.

         3.18 INSURANCE. The Association maintains the insurance described on the Certificate of Insurance attached hereto as Schedule 3.18, and LeHill is insured thereunder by virtue of being a Unit owner. There are currently no claims being made on such insurance with respect to any of the LeHill-Owned Property.

         3.19 DISTRIBUTIONS TO MEMBERS OF THE ASSOCIATION. Since the date of the Association's disbursement for the first quarter of 1997 (which was made on or about April 15, 1997), except for disbursements by the Association related to the first quarter of 1997 (and except for disbursement of amounts from prior quarters that had been previously withheld from disbursement to certain non-LeHill unit owners), no more than $533,333 has been or will be distributed to non-LeHill unit owners by the Association prior to the Closing Date. LeHill warrants and agrees that it shall not distribute to its partners more than the amount by which LeHill's share of the approximate $1,600,000 distribution to be made by the Association to the Unit Owners on or about July 15, 1997 exceeds $1,000,000. Notwithstanding the foregoing, the Interpleader account holds approximately $3,600,000 of which $663,000 is to be distributed in accordance with the settlement agreement, currently pending court approval, to certain unit owners including LeHill. LeHill is obligated to distribute a portion of those funds it receives to approximately 82 Persons from whom LeHill had acquired certain of the Units (the "Grady and Simon Clients"). If this settlement agreement disbursement is made prior to Closing such disbursement may be distributed by LeHill to its partners and to the Grady and Simon Clients and, if it is made after Closing, the Panther Companies acknowledge that it shall distribute such disbursement to the Grady Clients and to Chensoff, LW-LP, NPI and LW-RTC. The remainder of the Interpleader account, being approximately $2,940,000 may be distributed to the Association prior to Closing, but shall not be distributed to unit owners prior to Closing. Panthers acknowledges that LeHill has agreed to pay certain former unit owners an amount which in the aggregate, will not exceed $30,000, upon release of the interpleader account funds to the Association, and that such obligation shall not be assumed by Panthers but shall be paid by Chensoff. Other than the foregoing and other than amounts derived from sources listed on Schedule 3.10, LeHill shall not distribute any other amounts received by it from the Association to its partners.

         3.20 LICENSES AND PERMITS. LeHill does not possess any licenses, governmental approvals, permits or authorizations (collectively, the "Permits") in respect of its ownership of the Units and Mortgages and LeHill is not required to maintain any such Permits.

         3.21    ENVIRONMENTAL MATTERS.

                 (a) To the Best of Chensoff's Knowledge, except as disclosed in the Environmental Report, (i) the Resort has not conducted and shall not hereafter conduct and (ii) no prior owner or current or prior tenant or occupant of all or any portion of the Resort has conducted or is conducting, any Hazardous Substance Activity at, on or under the property at the Resort (A) in violation of Environmental Laws that would have a Material Adverse Effect on the operation of the Resort or (B) in a manner inconsistent with the use of the Resort as a first class resort hotel complex; and

                 (b) To the Best of Chensoff's Knowledge, except as disclosed by the Environmental Report, the Resort does not contain asbestos or any Asbestos-Containing Material and there is no current or potential contamination of the Resort by asbestos fiber.

         3.22 INTELLECTUAL PROPERTY. To the Best of Chensoff's Knowledge, the Resort has the right to use the "Registry" name in connection with the operation of its hotel business pursuant to the Management Agreement. None of the LeHill Companies owns or has interest in and to any trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its respective business (the "Intellectual Property"). The conduct of the business of each of the LeHill Companies and, to the Best of Chensoff's Knowledge, the Resort, as presently conducted does not infringe or misappropriate any intellectual property rights held or asserted by any Person.

         3.23 ACCURACY OF INFORMATION FURNISHED BY CHENSOFF AND RESORTHILL. No representation, statement or information made or furnished by Chensoff or ResortHill to the Panther Companies or any of the Panther Companies' representatives, including those contained in this Agreement and the various Schedules attached hereto and the other information and statements referred to herein and previously furnished by Chensoff and ResortHill contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. Chensoff and ResortHill have provided or will provide by Closing the Panther Companies with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

         3.24 BANK ACCOUNTS. Schedule 3.24 sets forth all accounts of each of the LeHill Companies with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account. The LeHill-Owned Properties identified on Schedule 3.12(a), and equipment, inventory, chattel paper and books and records of the Resort and each of the LeHill Companies is located as of the date hereof at the Resort or the address listed in Section 12.1 below.

         3.25 NO COMMISSIONS. Neither Chensoff, Resort Hill, Pelican Hill nor LeHill has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.


                                   ARTICLE IV

                 CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME

         4.1 CONDUCT OF BUSINESS OF THE LEHILL COMPANIES PENDING THE EFFECTIVE TIME. Chensoff and ResortHill covenant and agree that, between the date of this Agreement and the Effective Time, the business of the LeHill Companies shall be conducted only in and it shall not take any action except in, the ordinary course of business, consistent with past practice. Chensoff and ResortHill shall use their respective best efforts to preserve intact the business organization of each of the LeHill Companies, and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, none of the LeHill Companies shall, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of the Panther Companies:

                 (a) amend or otherwise change its articles of incorporation, bylaws, declaration of condominium, certificate of limited partnership, partnership agreement or equivalent organizational documents;

                 (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock or partnership interests of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or partnership interest, or (ii) any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice;

                 (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or partnership interests which would result in a breach of the representations set forth in Sections 3.9(b) or 3.9(c).

                 (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or partnership interests;

                 (e) (i) except for the possible acquisition of the Blakely Interest, acquire (including, without limitation, for cash or shares of stock or partnership interests, by merger, consolidation, or acquisition of stock, partnership interest or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock, partnership interest or other securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money (other than in the ordinary course of business) or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, or (iii) enter into any Contract other than in the ordinary course of business, consistent with past practice;

                 (f)      hire any employee(s);

                 (g) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

                 (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice or incurred in connection with this transaction and except for completing any currently pending foreclosures of Mortgages, the acceptance of a deed in lieu in discharge of any debt owed to LeHill or the acquisition of the condominium unit currently under contract; or

                 (i) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

         5.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         5.2 COMPLIANCE WITH COVENANTS. Chensoff and ResortHill shall comply and shall cause Pelican Hill and LeHill to comply with all of their respective covenants under this Agreement.

         5.3 COOPERATION. Each of the parties agrees to cooperate with the other parties in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of any exchange on which the Panthers Common Stock is listed or the Nasdaq Stock Market, if applicable, in connection with the transactions contemplated by this Agreement and to use its respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

         5.4     HSR ACT AND OTHER ACTIONS.  Each of the parties hereto shall
(i) make promptly (and in no event later than July 11, 1997 following the date hereof) its respective filings, if any, and thereafter make any other required submissions, under the HSR Act, with respect to the transactions contemplated hereby, and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with any of the LeHill Companies as are necessary for the consummation of the transactions contemplated hereby. Each of the parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

         5.5     ACCESS TO INFORMATION.   From the date hereof to the Effective
Time, Chensoff and each of the LeHill Companies shall use their good faith best efforts to (and shall cause its directors, officers, employees, auditors, counsel and agents) afford the Panther Companies and their respective officers, employees, auditors, counsel and agents reasonable access at all reasonable times to the Resort, its properties, offices, and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. No information provided to or obtained by the Panther Companies shall affect any representation or warranty in this Agreement. The Panthers shall contact and coordinate its activities with Chensoff prior to contacting, viewing or inspecting the Resort, its properties, offices and other facilities.

         5.6 NOTIFICATION OF CERTAIN MATTERS. Chensoff and the LeHill Companies shall give prompt notice to the Panther Companies of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate, or any covenant, condition, or agreement contained herein not to be complied with or satisfied.

         5.7 TAX TREATMENT. The parties will use their respective best efforts to cause the merger transactions contemplated hereunder to qualify as a tax-free transaction under the provisions of Section 361 of the Code and do not presently intend to take any action after the transactions contemplated hereunder are effected to cause the transactions contemplated hereunder to lose their tax-free status. All parties hereto agree to comply with the reporting requirements of Section 361 of the Code and applicable Treasury Regulations promulgated thereunder.

         5.8 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that the Panther Companies may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of a securities exchange or the Nasdaq National Market (in which case the Panther Companies will consult with Chensoff and ResortHill prior to making such disclosure).

         5.9 NO OTHER DISCUSSIONS. Neither Chensoff nor any of the LeHill Companies or their respective Affiliates, employees, agents and representatives will (i) initiate, encourage the initiation by others of discussions or negotiations with third parties, or respond to solicitations by third persons in an affirmative manner (e.g. supply financials, documents or other material information) relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of any of the LeHill Companies (whether by merger, consolidation, sale of stock or otherwise) or
(ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. Chensoff and the LeHill Companies will promptly notify the Panther Companies if any third party, which Chensoff has a good faith reason to believe has a genuine interest in the Units or the Resort, attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

         5.10 DUE DILIGENCE REVIEW AND ENVIRONMENTAL ASSESSMENT. The Panther Companies shall be entitled to have conducted, at the Panther Companies' expense, prior to the Closing a due diligence review of the assets, properties, books and records of the Resort and each of the LeHill Companies and an environmental assessment of the Resort and LeHill-Owned Properties (hereinafter referred to as "Environmental Assessment"). The Environmental Assessment may include, but not be limited to, a physical examination of the Resort and LeHill-Owned Properties, and any structures, facilities, or equipment located thereon, soil samples, ground and surface water samples, storage tank testing, review of pertinent records, documents, and Licenses of the Resort and each of the LeHill Companies. Chensoff and the LeHill Companies shall use their respective best efforts to provide the Panther Companies or their designated agents or consultants with the access to such property which the Panther Companies, their agents or consultants require to conduct the Environmental Assessment. If the Environmental Assessment identifies environmental contamination which requires remediation or further evaluation under the Environmental, Health and Safety Laws or if the results of the Environmental Assessment are otherwise not satisfactory to the Panther Companies in their sole discretion, then the Panther Companies may elect not to close the transactions contemplated by this Agreement in which case this Agreement shall be terminated. The Panther Companies' failure or decision not to conduct any such Environmental Assessment shall not affect any representation or warranty of Chensoff and ResortHill under this Agreement. Panthers shall contact and coordinate its activities with Chensoff prior to conducting its due diligence review or Environmental Assessment.

         5.11 TRADING IN PANTHERS COMMON STOCK. Except as otherwise expressly consented to by the Panther Companies, (i) from the date of this Agreement until the Effective Time, none of Chensoff and ResortHill (or any Affiliates thereof) will directly or indirectly purchase or sell (including short sales) any shares of Panthers Common Stock in any transactions effected on the Nasdaq National Market or any other exchange on which the Panthers Common Stock shall hereafter be traded or otherwise, or sell, transfer, pledge, dispose of or otherwise part with any interest in or with respect to or in any other manner reduce their investment risk with respect to any shares of Panthers Common Stock to be received pursuant to this Agreement and (ii) during the two (2) year period following the Effective Date Chensoff will not directly or indirectly sell or purchase or enter into any agreement, contract or arrangement to sell or purchase any put or call options or other derivative securities (including any short sales) with respect to Panthers Common Stock or enter into any other agreements, contracts or arrangements providing for the alteration of Chensoff's investment risk with respect to any shares of Panthers Common Stock; provided, however, that the foregoing shall not prohibit Chensoff from making outright, unhedged sales or purchases of Panthers Common Stock after the Closing except as otherwise limited by Section 1.5 under this Agreement.

         5.12 HSR FILING FEES. Panthers agrees that it shall be responsible for any filing fees payable to the Federal Trade Commission in connection with Hart-Scott-Rodino Act filings and other required submissions in connection therewith, however, if the Merger transaction shall not Close for any reason then Chensoff agrees that he shall return the amount of such fees to Panthers.

         5.13 NO ADDITIONAL ACQUISITIONS OF UNITS. Chensoff and ResortHill agree that, except for the additional Units described in Section 1.7, neither LeHill nor any other Affiliate of LeHill, Chensoff or ResortHill shall acquire any other Units at the Resort without the prior written consent of Panthers.

         5.14 NO ACQUISITION BY PANTHERS. No Panther Company, nor any of its Affiliates or any of its directors or officers (including specifically Dennis J. Callaghan and Theodore V. Fowler) (collectively, "Restricted Panthers Parties") shall purchase or otherwise acquire any interest in any Unit at the Resort from the date hereof through the Effective Date. In addition, in the event this Agreement shall terminate for any reason, none of the Restricted Panthers Parties shall acquire any Unit or any interest therein for a period of two (2) years following the date of termination hereof.

                                   ARTICLE VI

             CONDITIONS TO THE OBLIGATIONS OF THE PANTHER COMPANIES

         The obligations of the Panther Companies to effect the transactions contemplated hereunder shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Panther Companies:

         6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Chensoff and ResortHill contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Chensoff and ResortHill shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Chensoff and ResortHill shall have delivered to the Panther Companies a certificate, dated as of the Effective Date, duly signed (in the case of ResortHill, by its President), certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

         6.2     NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY.
Between the date hereof and the Effective Time, (i) there shall have been no Material Adverse Change to any of the LeHill Companies or, to the Best of Chensoff's Knowledge, the Resort, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the LeHill Companies or, to the Best of Chensoff's Knowledge, the Resort, and (iii) none of the properties and assets of the LeHill Companies, including, without limitation, the Units or the units that secure the Mortgages sold by LeHill or, to the Best of Chensoff's Knowledge, the Resort, shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect thereon, and there shall have been delivered to the Panther Companies a certificate to that effect, dated the Effective Date and signed by or on behalf of Chensoff and ResortHill.

         6.3 CORPORATE CERTIFICATE AND PARTNERSHIP CERTIFICATE. Chensoff and ResortHill shall have delivered to the Panther Companies (i) copies of the articles of incorporation and bylaws of ResortHill as in effect immediately prior to the Effective Time, (ii) copies of resolutions adopted by the board of directors and shareholders of ResortHill, and (iii) a certificate of good standing of ResortHill issued by the Secretary of State of the State of Illinois and as of a date not more than thirty (30) days prior to the Effective Date, certified in the case of subsections (i) and (ii) of this Section as of the Effective Date by the Secretary of ResortHill as being true, correct and complete. Each of LeHill and Pelican Hill shall have delivered to the Panther Companies (x) copies of the certificate of limited partnership and the agreement of limited partnership as in effect immediately prior to the Effective Time and (y) copies of resolutions of Pelican Hill as general partner of LeHill, and of ResortHill as general partner of Pelican Hill, authorizing the transactions contemplated by this Agreement, certified in the case of subsections (x) and (y) of this Section 6.3 as of the Effective Date by the Secretary of each company as being true, correct and complete.

         6.4 OPINION OF COUNSEL. The Panther Companies shall have received an opinion dated as of the Effective Date from counsel for Chensoff and ResortHill, in form and substance acceptable to the Panther Companies, to the effect that:

                          (i) ResortHill is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

                          (ii) Each of LeHill and Pelican Hill is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

                          (iii) ResortHill has obtained all necessary authorizations and consents of its Board of Directors and its shareholders to effect the transactions contemplated hereunder;

                          (iv) All issued and outstanding shares of capital stock of each of the ResortHill and all partnership interests of LeHill and Pelican Hill are owned as set forth in the Recitals;

                          (v) Except as to litigation referred to in this Agreement, such counsel does not know or have reason to believe that there is any litigation, proceeding or investigation pending or threatened against any of the LeHill Companies, or which questions the validity of this Agreement; and

                          (vi) This Agreement is a valid and binding obligation of each of Chensoff and ResortHill, and is enforceable against each of Chensoff and ResortHill, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles.

         6.5 CONSENTS. Each of Chensoff and ResortHill shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of any of them from any Person from whom such consent or waiver is required under any Contract or instrument as of a date not more than ten days prior to the Effective Date, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law.

         6.6 SECURITIES LAWS. The Panther Companies shall have received all necessary consents and otherwise complied with any state or federal securities laws and requirements of the Nasdaq Stock Market or any other securities exchange on which the Panthers Common Stock shall be listed applicable to the issuance of the Panthers Shares, in connection with the transactions contemplated hereby.

         6.7 ACKNOWLEDGMENT OF RECEIPT OF SEC FILINGS. At or prior to the Closing, Chensoff shall have delivered to Panthers a letter agreement acknowledging receipt of SEC filings of Panthers, in form and substance satisfactory to the Panthers.

         6.8 LEHILL COMPANIES. At the Closing, Chensoff and ResortHill shall have delivered to the Panther Companies all certificates evidencing the shares of capital stock of ResortHill.

         6.9 STOCK POWERS. At the Closing, Chensoff shall have delivered to the Panther Companies, for use in connection with the Held Back Shares, stock powers executed in blank, with signatures guaranteed.

         6.10 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transaction contemplated hereunder or any other transaction contemplated hereby, and which, in the judgment of the Panther Companies, makes it inadvisable to proceed with the transaction contemplated hereunder and other transactions contemplated hereby.

         6.11 BOARD APPROVAL. The Board of Directors of the Panther Companies shall have authorized and approved this Agreement, the Merger and the transactions contemplated hereby.

         6.12 HSR ACT WAITING PERIOD. Any applicable HSR Act waiting period shall have expired or been terminated.

         6.13 DUE DILIGENCE REVIEW. The Panther Companies shall be satisfied with the results of its due diligence review and Environmental Assessment.

         6.14 OTHER APPROVALS. The Panther Companies shall have received approval for this transaction from its shareholders, if necessary, and shall have received all necessary approvals of the Nasdaq National Market or any other securities exchange on which the Panthers Common Stock shall be listed and shall have obtained all other necessary approvals.

                                  ARTICLE VII

                         CONDITIONS TO THE OBLIGATIONS
                           OF CHENSOFF AND RESORTHILL

         The obligations of Chensoff and ResortHill to effect the transactions contemplated hereunder shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by Chensoff and ResortHill.

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Panther Companies contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Panther Companies shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. The Panther Companies shall have delivered to a representative of Chensoff and ResortHill a certificate, dated as of the Effective Date, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

         7.2 PANTHERS SHARES. At the Closing, Panthers shall have issued all of the Panthers Shares and shall have delivered to Chensoff, as appropriate, (i) certificates representing the Panthers Shares issued to them hereunder (with restrictive legends, as appropriate, pursuant to Rule 145(d) under the Securities Act and reflecting the restrictions set forth in this Agreement), other than the Held Back Shares, and (ii) copies of stock certificates representing the Held Back Shares.

         7.3 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transactions contemplated hereunder or any other transaction contemplated hereby, and which in the reasonable collective judgment of Chensoff and ResortHill, makes it inadvisable to proceed with the transactions contemplated hereunder and other transactions contemplated hereby.

         7.4 HSR ACT WAITING PERIOD. Provided Chensoff and ResortHill have timely made any required HSR registration filing, any applicable HSR Act waiting period shall have expired or been terminated.

         7.5 EMPLOYMENT OF CHENSOFF. Chensoff and the Panther Companies shall have entered into an employment agreement which shall provide for the employment of Chensoff for a term of three (3) years at a compensation rate of $250,000 per annum and which shall provide for staff expense reimbursements, the issue of warrants to purchase Panthers Common Stock to Chensoff and the grant of options to purchase Panthers Common Stock to Christopher P. Johnson, and certain non-compete and other provisions as more specifically described on Schedule 7.5.

         7.6 CONCURRENT CLOSING. The transactions contemplated by the Lehman Purchase Agreement shall have closed concurrent with the closing of the transaction contemplated by this Agreement.

         7.7 JOHNSON OPTION. The Panthers shall have executed and delivered to Chris Johnson a stock option agreement for that number of shares of Panthers Common Stock set forth in Schedule 7.5 in accordance with the Panthers Stock Option Plan. The Panther Companies agree that they shall take any further action reasonably necessary to cause such stock options to be issued under the Panthers Stock Option Plan or, if Chris Johnson is not eligible thereunder, cause the issuance of warrants to purchase Panthers Common Stock on substantially equivalent terms as Chensoff.

         7.8 SECURITIES. Panthers shall have taken all action necessary to file any necessary supplement to its Registration Statement and any post-effective amendment to its Registration Statement.


                                  ARTICLE VIII

                                INDEMNIFICATION

         8.1     AGREEMENTS TO INDEMNIFY.

         (a) By Chensoff. Subject to the terms set forth herein below including the limitation contained in Section 8.6, Chensoff agrees to indemnify and hold the Panther Companies harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by the Panther Companies arising out of or resulting from (i) any material breach of a representation or warranty made by Chensoff or ResortHill in or pursuant to this Agreement, (ii) any material breach of the covenants or agreements made by Chensoff or ResortHill in or pursuant to this Agreement,
(iii) any material inaccuracy in any certificate, Schedule or other item delivered by Chensoff or ResortHill pursuant to this Agreement (collectively, "Panthers Indemnifiable Damages").

                          (b)     By Panthers.  Panthers agrees to indemnify
and hold Chensoff and, to the extent applicable, the LeHill Companies and the Resort, harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by any of them arising out of or resulting from (i) any material breach by any Panther Company of a representation or warranty made by it hereunder, (ii) any material breach of covenants or agreements made by Panther Companies hereunder or (iii) any physical damage to the Resort or the land, buildings or other improvements constituting the Resort, or any physical injury to persons, resulting from any environmental due diligence investigation conducted thereon, including, without limitation, any environmental testing made thereto (collectively, the "Chensoff Indemnifiable Damages").

         8.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Chensoff and ResortHill and the Panther Companies in this Agreement or pursuant hereto shall survive for a period of one (1) year after the Effective Time (the "Indemnity Period"). No claim for the recovery of Panthers Indemnifiable Damages or Chensoff Indemnifiable Damages may be asserted by one of the parties against another after such representations and warranties shall thus expire, provided, however, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement. However, if a representation in this Agreement contains a disclosure that can reasonably be inferred to apply to a required disclosure in another representation in this Agreement then such disclosure shall be deemed contained in such other representations.

         8.3 SECURITY FOR CHENSOFF INDEMNIFICATION OBLIGATION. As security for the agreement by Chensoff to indemnify and hold Panthers harmless as described in this Article, at the Closing Panthers shall set aside and hold certificates representing the Held Back Shares issued pursuant to this Agreement. The entire amount of the Held Back Shares shall be held for the Indemnity Period. Panthers may set off against the Held Back Shares any Indemnifiable Damages for which Chensoff may be responsible pursuant to this Agreement, subject, however, to the following terms and conditions:

                          (a) The entire amount of Held Back Shares is subject to being set off for the actual amount of Panthers Indemnifiable Damages. The Panthers may set off up to $4,000,000 in Held Back Shares.

                          (b) Panthers shall give written notice to Chensoff of any claim for Panthers Indemnifiable Damages hereunder, which notice shall set forth (i) the amount of Panthers Indemnifiable Damages which Panthers claims to have sustained by reason thereof, and
         (ii) the basis of such claim;

                          (c) Such set off shall be effected on the later to occur of the expiration of 30 days from the date of such notice (the "Notice of Contest Period") or, if such claim is contested, the date the dispute is resolved, and such set off shall be charged proportionally against the shares set aside;

                                  (d)      If, prior to the expiration of the
         Notice of Contest Period, Chensoff shall notify Panthers in writing of an intention to dispute the claim and if such dispute is not resolved within 30 days after expiration of such period (the "Resolution Period"), then either party may elect that such dispute shall be resolved by a committee of three arbitrators (one appointed by Chensoff, one appointed by Panthers and one appointed by the two arbitrators so appointed), which shall be appointed within 60 days after the expiration of the Resolution Period. The arbitrators shall abide by the rules of the American Arbitration Association and their decision shall be made within 45 days of being appointed and shall be final and binding on all parties; and

                                  (e)      Chensoff may, not more than once
         during the Indemnity Period, instruct Panthers in writing to sell some or all of the Held Back Shares and Panthers shall utilize reasonable efforts to promptly sell the Held Back Shares following such written instruction and the net proceeds thereof shall be substituted for such Held Back Shares in any set off to be made by Panthers pursuant to any claim hereunder, subject to continued compliance with any applicable SEC and other regulations. To the extent that Chensoff exercises his right to request the sale of Held Back Shares, then any such election shall reduce the number of Panthers Shares that Chensoff is able to sell at that time under the restrictions on sale contained in Section
         1.5. Such reduction to be applied first to the Panthers Shares with the longest sale restriction.

                                  (f)      With respect to any claim made by a
         third party which involves Panthers Indemnifiable Damages in an amount (determined either on the face of such claim or reasonably determined by mutual agreement of the parties) less than the potential maximum liability of Chensoff hereunder at the time of the claim, then Panthers agrees that Chensoff may undertake the defense and or settlement of such claim at Chensoff's expense, and any payment by Chensoff of a judgment on such claim or settlement of such claim shall be made out of the Held Back Shares.

         8.4 VOTING OF AND DIVIDENDS ON THE HELD BACK SHARES. Except with respect to shares transferred pursuant to the foregoing right of setoff (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by Chensoff and Chensoff shall be entitled to vote the same; provided, however, that, there shall also be deposited with Panthers subject to the terms of this Article, all shares of Panthers Common Stock issued to Chensoff as a result of any stock dividend or stock split and all cash issuable to Chensoff as a result of any cash dividend, with respect to the Held Back Shares. All stock and cash issued or paid upon Held Back Shares shall be distributed to the person or entity entitled to receive such Held Back Shares together with such Held Back Shares.

         8.5 DELIVERY OF HELD BACK SHARES. The Panther Companies agree to deliver to Chensoff no later than the expiration of the Indemnity Period any Held Back Shares then held by it (or proceeds from the Held Back Shares) unless there then remains unresolved any claim for Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event any Held Back Shares remaining on deposit (or proceeds from the sale of Held Back Shares) after such claim shall have been satisfied shall be returned to Chensoff promptly after the time of satisfaction.

                 8.6 AVAILABILITY OF OTHER REMEDIES. Except as hereinafter provided in this Section 8.6, if this Merger transaction shall Close, then the set-off remedies contained in Section 8.3 shall be the exclusive remedy of Panthers hereunder for financial recovery, provided that this section shall not prohibit or in any way limit Panthers ability to seek equitable remedies such as injunctive relief and specific performance, or, if this Merger transaction shall not Close, from pursuing all of the remedies available to Panthers under Section 10.2, if applicable, and Chensoff's liability for Panthers Indemnifiable Damages shall be limited to the $4,000,000 value of Held Back Shares unless the Held Back Shares are insufficient to set off any claim for Panthers Indemnifiable Damages made hereunder in connection with a material breach of a representation or warranty made pursuant to Sections 3.1, 3.2, 3.3, 3.4, 3.12(a) (the "Title Claims"). If Title Claims arise and the Held Back Shares are insufficient to pay Panthers Indemnifiable Damages related thereto, then, in such event, the Panther Companies may take any other action or exercise any other remedy available to it by appropriate legal proceedings to collect the Panthers Indemnifiable Damages for Title Claims up to the aggregate value of the Panthers Shares delivered to Chensoff hereunder (and Panthers ability to collect Panthers Indemnifiable Damages in expressly limited to such aggregate value of the Panthers Shares delivered to Chensoff). Panthers liability for Chensoff Indemnifiable Damages shall be limited to an aggregate amount of $4,000,000.


                                   ARTICLE IX

                                  DEFINITIONS

         9.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

                 "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                 "Agency Agreement" means, collectively, that certain "Agency Agreement" entered into between LeHill, as Unit owner, and Property Directions, Inc. as the Agent with respect to each of the Units owned by LeHill.

                 "Association" means the Association of Unit Owners of the Registry Hotel at Pelican Bay, Inc., a non-profit corporation organized to manage the condominium.

                 "Association Governing Documents" means Declaration of Condominium, Articles of Incorporation of the Association of Unit Owners of the Registry Hotel at Pelican Bay, Inc., By-Laws of the Association of Unit Owners of the Registry Hotel at Pelican Bay, Inc. and AUO Management Agreement.

                 "Best of Chensoff's Knowledge" means that state of awareness or knowledge without independent investigation or inquiry.

                 "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

                 "Declaration of Condominium" means the Declaration which sets forth the nature of the property rights of the various owners of property in the condominium and the covenants running with the land which affect such rights. All Condominium Documents shall be subject to the provisions of the Declaration.

                 "Environmental Report" shall mean the Phase I environment audit of the Resort conducted on behalf of the Resolution Trust Corporation (RTC) and presented to Chensoff at the time of his acquisition of certain of the Mortgages and Units.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                 "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                 "Management Agreement" means that certain Management Contract dated as of October 1, 1995 between Property Directions, Inc., as Agent for the Unit owners, and The Registry Hotel Corporation, a Texas Corporation, as Operator.

                 "Material Adverse Change (or Effect)"means a change (or effect) in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects, which change (or effect) individually or in the aggregate is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

                 "Partnership Interests" means the general and limited partnership interests of the LeHill Partners, L.P., a Delaware limited partnership.

                 "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                 "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

                 "Registration Statement" means the Registration Statement on Form S-1 (Registration Number 333-23135) which was declared effective by the SEC on June 17, 1997.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

                 "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

         9.2     OTHER DEFINITIONAL PROVISIONS.

                          (a)     All terms defined in this Agreement shall
have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                          (b)     Terms defined in the singular shall have a
comparable meaning when used in the plural, and vice versa.

                          (c)     All matters of an accounting nature in
connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                          (d)     As used herein, the neuter gender shall also
denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.


                                   ARTICLE X

                                  TERMINATION

         10.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                                  (a)      by mutual written consent of all of
         the parties hereto at any time prior to the Closing; or

                                  (b)      by the Panther Companies, in the
         event of a material breach by Chensoff and ResortHill of any provision of this Agreement; or

                                  (c)      by Chensoff and ResortHill in the
         event of a material breach by the Panther Companies of any provision of this Agreement; or

                                  (d)      by any of the Panther Companies or
         Chensoff and ResortHill if the Closing shall not have occurred by (i) August 15, 1997, or (ii) such later date as the transactions contemplated by the Lehman Purchase Agreement shall close including, upon the grant by LW-LP, NPI and LW-RTC (if any grant be made) of an extension to the closing date by LW-LP, NPI and LW-RTC to such later date on which the HSR Act waiting period shall have expired in connection with the transactions contemplated under this Agreement..

         10.2 EFFECT OF TERMINATION. Except for the provisions of Section 8.1(b)(iii) and Section 5.14 hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to
Section 10.1(b), the Panther Companies shall be entitled to the return of the $5,175,000 paid pursuant to the Assignment and Assumption executed concurrently herewith; otherwise, this Agreement shall forthwith become void and of no further force and effect and the parties shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any party from liability for the willful and intentional material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         10.3 WILFUL BREACH OF LEHMAN PURCHASE AGREEMENT. In the event that the purchase transaction contemplated by the Lehman Purchase Agreement does not Close due to a breach by LW-LP, NPI or LW-RTC of that agreement then the termination date set forth in Section 10.1(d) shall be extended until Panthers shall be able to secure its benefits under the Lehman Purchase Agreement, provided Panthers diligently and continuously pursue its remedies against such parties and further such extension shall not exceed one (1) year after the date of breach.


                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                          (a)     IF TO THE PANTHER COMPANIES:

                                  Florida Panthers Holdings, Inc.
                                  100 N.E. Third Avenue, 10th Floor
                                  Ft. Lauderdale, FL  33301
                                  Attn:  Steven M. Dauria
                                  Telecopy:  (954) 768-1948

                                  WITH A COPY TO:

                                  Florida Panthers Holdings, Inc.
                                  450 East Las Olas Boulevard, Suite 1500
                                  Ft. Lauderdale, Florida  33301
                                  Attention:  William M. Pierce
                                  Telecopy: (954) 627-5080

                                  WITH A COPY TO:

                                  Akerman, Senterfitt & Eidson, P.A.
                                  One Southeast Third Avenue, 28th Floor
                                  Miami, Florida  33131
                                  Attention: Stephen K. Roddenberry, Esq.
                                  Telecopy: (305) 374-5095

                          (b)     IF TO CHENSOFF OR RESORTHILL:

                                  Gary V. Chensoff
                                  Three First National Plaza, Suite 3600
                                  Chicago, Illinois  60602
                                  Telecopy:  (312) 977-4405

                                  WITH A COPY TO:

                                  Ungaretti & Harris
                                  Three First National Plaza, Suite 3500
                                  Chicago, Illinois 60602
                                  Attention:  Richard Ungaretti
                                  Telecopy: (312) 977-4405

         Notice shall be deemed given on the date sent if sent by overnight delivery or facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by certified or registered mail.

         11.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto), the other documents delivered at the Closing pursuant hereto and any agreements executed by the parties contemporaneously with this Agreement, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

         11.3 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. The Panther Companies acknowledge that provided it will not result in a breach of the representation set forth in Section 3.9(b), that LeHill and ResortHill may use its funds to pay for their and Chensoff's fees and expenses.

         11.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. Except as expressly limited hereunder, the rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         11.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any party without the prior written express consent of all other parties.

         11.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         11.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include,""includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         11.8 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

         11.9 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

                         [Signatures On Following Page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                  FLORIDA PANTHERS HOLDINGS, INC., a Florida corporation


                                  By:
                                     -----------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------


                                  FPH/RHI ACQUISITION CORP., a Florida
                                  corporation


                                  By:
                                     -----------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------



                                  /s/ GARY V. CHENSOFF
                                  --------------------------------------------
                                  GARY V. CHENSOFF, individually



                                  RESORTHILL, INC., a Florida corporation


                                  By:
                                     -----------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------

                                                                       EXHIBIT A

                               PURCHASE AGREEMENT


                 THIS PURCHASE AGREEMENT (this "Agreement") is entered into as of May 19, 1997 by and between Gary V. Chensoff ("Buyer") and LW-LP, a
Delaware corporation ("LW-LP"), NP Investment III Co., Inc., a Delaware corporation ("NPI") and LW-RTC, Inc., a Delaware corporation ("LW-RTC") (LW-LP, NPI and LW-RTC being collectively referred to as "Seller").

                                    RECITALS

                 A. ResortHill, Inc., a Delaware corporation and an affiliate of Buyer ("ResortHill"), and NPI are the general partners and LW-RTC is the sole limited partner of Pelican Hill, Associates, L.P., a Delaware limited partnership ("Pelican Hill"), formed pursuant to the terms of a Partnership Agreement dated as of February 22, 1995 (the "Pelican Hill Partnership Agreement").

                 B. Pelican Hill is the sole general partner and ResortHill and LW-LP are limited partners of LeHill Partners L.P., a Delaware limited partnership ("LeHill"), formed pursuant to the terms of an Amended and Restated Limited Partnership Agreement dated as of February 22, 1995, which partnership owns condominium units and mortgages in a property known as the Registry Resort and Convention Hotel at Pelican Bay in Naples, Florida (the "LeHill Assets").

                 C. Buyer is currently engaged in negotiating with Florida Panthers Holdings, Inc., a Florida corporation ("FPH"), a potential transaction in which FPH may acquire, subject to various terms and conditions, some of the partnership interests in LeHill (the "Potential FPH Transaction").

                 D. Seller desires, instead of participating in the Potential FPH Transaction, to sell to Buyer, and Buyer is willing to purchase from Seller, Seller's entire partnership interests in each of Pelican Hill and LeHill, all upon the terms and conditions set forth herein.

                                   AGREEMENT

                 In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE

                                  THE PURCHASE

                   1. THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated herein (the "Closing") shall take place at the offices of Ungaretti & Harris, 3500 Three First National Plaza, Chicago, Illinois 60602 on a date designated by Buyer, which shall be (a) on or before June 30, 1997 or (b) if Buyer has made the Extension

Payment specified in Section 6, on or before August 15, 1997. The date on which the Closing occurs is hereinafter referred to as the Closing Date.

                   2. SELLER'S DELIVERY AT CLOSING. On the Closing Date, Seller shall deliver to Buyer an assignment of all of Seller's right, title and interest as a general partner in Pelican Hill and a limited partner in Pelican Hill and LeHill and of all rights, title and claims Seller may have to the LeHill Assets as shall exist on the Closing Date (collectively, the "Purchased Interests"). The Purchased Interests shall be delivered to Buyer at Closing free and clear of liens, claims or encumbrances.

                   3. BUYER'S PURCHASE OF THE PURCHASED INTERESTS. On the Closing Date, in consideration for the Purchased Interests, Buyer shall pay Seller by wire transfer to an account designated by Seller the Purchase Price, as defined below, minus (a) One Million Dollars ($1,000,000) of the Initial Deposit specified in Section 5 of this Article 1 and (b) the Extension Payment, if any, specified in Section 6 of this Article 1. The Purchase Price shall be Seventy-Two Million Five Thousand Seven Hundred Fifty-Two Dollars ($72,005,752), subject to increase or decrease, as appropriate, to reflect any changes in the assumed closing date of June 30, 1997 or the assumed capital contributions of Two Million One Hundred Thousand Dollars ($2,100,000) needed to close current condominium unit purchase transactions or the assumption that the Proposed FPH Transaction is for 321 condominium units.

                   4. ASSUMED LIABILITIES. From and after the Closing Date, Buyer shall assume and hold Seller harmless from any and all further obligation or liability existing on the Closing Date or as may arise in the future as a result of Seller's interests in Pelican Hill or LeHill. In return, Seller, on or after the Closing Date, relinquishes any and all rights, interests or claims it may have or assert against Buyer, other than claims arising out of Buyer's fraud, bad faith or willful misconduct, with respect to Pelican Hill, LeHill or the LeHill Assets, and relinquishes any claim on proceeds derived by ResortHill, Pelican Hill, LeHill, Buyer or any of their affiliates from consummation of the Potential FPH Transaction.

                   5. INITIAL DEPOSIT. On the date hereof, Buyer shall pay Seller by wire transfer to an account designated by Seller the sum of One Million One Hundred Twenty-Five Thousand Dollars ($1,125,000) (the "Initial Deposit"). One Hundred Twenty Five Thousand Dollars ($125,000) shall not be applied toward the Purchase Price.

                   6. EXTENSION PAYMENT. If at any time on or before June 30, 1997, Buyer notifies Seller that Buyer is not prepared to close on June 30, 1997 but still desires to acquire the Purchased Interests (an "Extension Notice"), and Buyer pays to Seller by wire transfer to an account designated by Seller the additional sum of Four Million Dollars ($4,000,000) (the "Extension Payment"), Buyer may extend the Closing Date to a date not later than August 15, 1997.

                   7. FORFEITURE OF INITIAL DEPOSIT AND EXTENSION PAYMENT. The Initial Payment shall be nonrefundable and shall be forfeited to Seller unless the Closing has occurred on or before June 30, 1997 or Buyer has delivered the Extension Notice and made the Extension Payment. The Extension Payment shall likewise be nonrefundable and shall be forfeited to Seller unless the Closing has occurred on or before August 15, 1997. Forfeiture of the Initial Deposit and the

Extension Payment, if any, shall constitute liquidated damages for failure of Buyer to close and shall constitute Seller's sole and exclusive remedy against Buyer for such failure. Notwithstanding the foregoing, no forfeiture of the Initial Payment or the Extension Payment, if any, shall occur, and such payment(s) shall promptly be refunded, if Seller fails to approve the final agreement referred to in Section 6 of Article 2 or Buyer's Closing Conditions, as specified in Section 2 of Article 5 have not been satisfied on or before the applicable Closing Date.

                                   ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF BUYER

                   1. AUTHORITY. Buyer has, and any entity to which Buyer assigns its rights under this Agreement pursuant to Section 5 of Article 6 (a "Permitted Assignee") will have, the power and authority to execute and deliver the Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby.

                   2. ORGANIZATIONAL STATUS. Any Permitted Assignee to which Buyer assigns its rights under this Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will have the requisite power and authority to conduct its business.

                   3. ENFORCEABILITY. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, and if Buyer assigns its rights under this Agreement to a Permitted Assignee, will constitute a legal, valid and binding obligation of such Permitted Assignee, enforceable against Buyer or such Permitted Assignee, as the case may be, in accordance with its terms, except as the same may be limited by applicable laws and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

                   4. NO VIOLATION. The execution and delivery of this Agreement by Buyer and the performance of Buyer's obligations hereunder by Buyer or any Permitted Assignee will not violate or contravene any law, article, writ, ordinance, rule, regulation, decree, injunction, judgment or order to which Buyer or such Permitted Assignee is a party or by which either Buyer or such Permitted Assignee or any of their respective properties is bound.

                   5. NO COMMISSIONS. Buyer has not incurred any obligation for a finder's or other fee or commission in connection with this transaction.

                   6. POTENTIAL FPH TRANSACTION TERMS. Attached hereto as Exhibit 1 is a summary of the major terms of the Potential FPH Transaction currently under discussion with FPH. Buyer will advise Seller in writing of any proposed changes to the terms of the Potential FPH Transaction from those summarized in Exhibit 1, and Seller will have the right to approve any changes to such terms of the Potential FPH Transaction, as well as the right to approve any final agreement between Buyer, any entity owned by Buyer and FPH.

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                   1. CORPORATE STATUS. Each of LW-LP, NPI and LW-RTC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to conduct its business.

                   2. CORPORATE POWER AND AUTHORITY. Seller has the power and authority to execute and deliver the Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby.

                   3. ENFORCEABILITY. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as the same may be limited by applicable laws and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

                   4. NO VIOLATION. The execution and delivery of this Agreement by Seller and its performance of its obligations hereunder will not violate or contravene any law, article, writ, ordinance, rule, regulation, decree, injunction, judgment or order to which it is a party to or by which either it or any of its property is bound.

                   5. NO COMMISSIONS. Seller has not incurred any obligation for a finder's or other fee or commission in connection with this transaction.

                   6. OWNERSHIP. Seller has, and upon consummation of the transactions contemplated by this Agreement, will convey to Buyer, good and marketable title and interest to the Purchased Interests, free of any liens, claims or encumbrances whatsoever.

                                   ARTICLE 4

             CONDUCT OF BUSINESS PENDING AND AFTER THE CLOSING DATE

                   1. SELLER'S AGREEMENTS. Seller hereby consents, subject to its right to approve any final agreement between Buyer, any entity owned by Buyer and FPH, to ResortHill's acceptance of the FPH Offer and acknowledges and agrees that:

                            (a) Prior to June 30, 1997 (or if Buyer has made the Extension Payment specified in Section 6 of Article 1, August 15, 1997), Seller will not solicit offers for, nor engage in any discussions with respect to the sale of its interest in, Pelican Hill or LeHill.

                            (b) Prior to June 30, 1997 (or if Buyer has made the Extension Payment specified in Section 6 of Article 1, August 15, 1997), NPI will not exercise its right to become a "Buying General Partner" or a "Selling General Partner" pursuant to the provisions of Section 5.1 of the Pelican Hill Partnership Agreement.

                            (c) Pending consummation of the transactions contemplated by the FPH Offer, Buyer and ResortHill may cause Pelican Hill and LeHill to afford to FPH full and complete access to the books and records of Pelican Hill and LeHill and to the LeHill Assets.

                            (d) Seller will not be entitled to receive any distributions from either Pelican Hill or LeHill between the date hereof and the Closing Date or at any time after the Closing Date, except as specified in Section 3 of this
                   Article 4.

                   2.       BUYER'S AGREEMENTS.  Buyer agrees that:

                            (a) Prior to the Closing Date Buyer will cause ResortHill to exercise its fiduciary responsibilities as a general partner of Pelican Hill and Pelican Hill to exercise its fiduciary responsibilities as general partner of LeHill, without regard to the pendency of the transactions contemplated hereby and the Potential FPH Transaction. Without limiting the generality of the foregoing, Buyer agrees that it will not directly or indirectly acquire any condominium units or mortgages in the Registry Resort other than through LeHill.

                            (b) Buyer will include in any agreements with FPH relating to the Potential FPH Transaction covenants by FPH that it will not, at any time prior to the Closing Date, (i) disclose the terms of the Potential FPH Transaction or (ii) directly or indirectly acquire any condominium units or mortgages in the Registry Resort.

                   3. CONSEQUENCE OF FAILURE TO CLOSE. In the event the transactions contemplated in this Agreement fail to occur: (a) Buyer shall have no liability to Seller beyond forfeiture of the Initial Deposit and the Extension Payment, if any; (b) Seller shall remain a general and limited partner of Pelican Hill and a limited partner of LeHill as if this Agreement had never been executed; and (c) Seller shall be entitled to receive all distributions from either Pelican Hill or LeHill that would have been made but for Section 1(d) of Article 4 of this Agreement.

                                   ARTICLE 5

                               CLOSING CONDITIONS

                   1. SELLER'S CLOSING CONDITIONS. The obligation of Seller to close the transactions contemplated by this Agreement shall be conditioned upon (a) the continuing accuracy of Buyer's representations and warranties in Article 2 and the delivery by Buyer to Seller of a certificate to that effect; (b) the delivery by Buyer's counsel of an opinion with respect to the matters specified in Sections 1, 2 and 3 of Article 2; (c) the delivery by Buyer of the payment specified in Section 3 of Article 1; and (d) the approval by Seller described in Section 6 of Article 2 of the Potential FPH Transaction.

                   2. BUYER'S CLOSING CONDITIONS. The obligation of Buyer to close the transactions contemplated by this Agreement shall be conditioned upon (a) the continuing accuracy of Seller's representations and warranties in Article 3 and the delivery by Seller to Buyer of a certificate to that effect; (b) the delivery by Seller's counsel of an opinion with respect to the matters specified in Sections 1, 2, 3 and 4 of Article 3; and (c) the delivery by Seller of the assignment specified in Section 2 of Article 1.

                                   ARTICLE 6

                               GENERAL PROVISIONS

                   1. NOTICES. All notices, demands, claims and other communications hereunder shall be in writing and shall be delivered by certified mail, guaranteed overnight delivery or confirmed facsimile transmission to the following addresses and telecopier numbers:

                            (a)   if to Seller, to:

                                  LW-LP, Inc.
                                  190 South LaSalle Street
                                  14th Floor
                                  Chicago, Illinois 60603
                                  Telecopier: (201)524-5467

                                  NP Investment III Co. Inc.
                                  1201 Elm Street
                                  Suite 5400
                                  Dallas, Texas 75270
                                  Telecopier: (214) 745-5723

                                  LW-RTC, Inc.
                                  190 South LaSalle Street
                                  14th Floor
                                  Chicago, Illinois 60603
                                  Telecopier: (201)524-5467

                            (b)   if to Buyer, to

                                  Gary V. Chensoff
                                  Three First National Plaza
                                  Suite 3600
                                  Chicago, Illinois 60602
                                  Telecopier: (312)9774405

                   2. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and supersedes all understandings, either written or oral, between them.

                   3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without regard to the principles thereof respecting the conflict of laws.

                   4. AMENDMENT: WAIVER. This Agreement may be amended only in writing signed by both of the parties, and no provision hereof may be waived by either party except in writing.

                   5. ASSIGNMENT. Buyer, upon written notice to Seller, may assign Buyer's rights under this Agreement to an entity wholly-owned by Buyer.

                   6. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, administrators, successors and permitted assigns.

                   7. NONDISCLOSURE. Neither Seller nor Buyer nor any Permitted Assignee of Buyer will disclose either the terms of this Agreement or the terms of the Potential FPH Transaction at any time prior to the Closing Date.

                   8. COUNTERPARTS. This Agreement may be executed in multiple counterparts, which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and the year first above written.

                                        BUYER:

                                        /s/ Gary V. Chensoff
                                        ---------------------------------------
                                        Gary V. Chensoff


                                        SELLER:

                                        LW-LP, INC., a Delaware corporation


                                        By:
                                           ------------------------------------
                                           Its:
                                               --------------------------------

                                        NP INVESTMENT II CO., INC., a Delaware
                                        corporation


                                        By:
                                           ------------------------------------
                                           Its:
                                               --------------------------------


                                        LW-RTC, INC., a Delaware corporation


                                        By:
                                           ------------------------------------
                                           Its:
                                               --------------------------------

     The undersigned, as the general partner of LeHill, hereby consents and agrees to the transfer to Buyer of the limited partnership interest of Seller in LeHill contemplated by the foregoing Agreement.

                                     PELICAN HILL ASSOCIATES, L.P., a
                                     Delaware limited partnership

                                     By:  ResortHill, Inc., an Illinois
                                          corporation, its general partner


                                          By:   /s/ Gary V. Chensoff
                                             ----------------------------------
                                                Gary V. Chensoff, President




     The undersigned, as the general partner of Pelican Hill hereby consents and agrees to the transfer to Buyer of the limited partnership interest of Seller in Pelican Hill contemplated by the foregoing Agreement.

                                     RESORTHILL, INC., an Illinois corporation


                                     By:      /s/ Gary V. Chensoff
                                        ---------------------------------------
                                              Gary V. Chensoff, President





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

                                                                       EXHIBIT B

           ASSIGNMENT, ASSUMPTION, CONTRIBUTION AND CONSENT AGREEMENT


         THIS ASSIGNMENT, ASSUMPTION, CONTRIBUTION AND CONSENT AGREEMENT (this "Agreement") is entered into as of July ___, 1997, by and among Gary V. Chensoff ("Chensoff") as assignor; Florida Panthers Holdings, Inc., a Florida corporation and/or one or more of its assigns ("Panthers") as assignee; LW-LP, a Delaware corporation ("LW-LP"); NP Investment III Co. Inc., a Delaware corporation ("NPI") and LW-RTC, Inc., a Delaware corporation ("LW-RTC") (LW-LP, NPI and LW-RTC are collectively referred to herein as "Seller").

         WHEREAS, Chensoff is a party to that certain Purchase Agreement dated May 19, 1997 (the "Purchase Agreement", a copy of which is attached hereto as Exhibit "A") which contemplates the transfer by Seller to Chensoff and his assigns of certain partnership interests in LeHill Partners L.P., a Delaware limited partnership ("LeHill") and its sole general partner, Pelican Hill Associates, L.P., a Delaware limited partnership ("Pelican Hill") (such partnership interests collectively referred to herein as "Lehman Interests") in accordance with the terms and conditions thereof. The Purchase Agreement provides that Seller shall sell, transfer, convey and assign their respective interests in the Lehman Interests to Chensoff for a Purchase Price of Seventy-Two Million Five Thousand Seven Hundred Fifty-Two Dollars ($72,005,752) subject to increase or decrease as set forth in the Purchase Agreement;

         WHEREAS, Purchase Agreement did expire pursuant to its terms on June 30, 1997;

         WHEREAS, Chensoff and Seller have agreed to renew, extend and reenter into the Purchase Agreement on the same terms contained therein, except that the Extension Notice date shall be July 8, 1997, such renewal to be dated as of July 1, 1997 by Chensoff and Seller;

         WHEREAS, Chensoff wishes to assign his rights under the Purchase Agreement to Panthers and Panthers has agreed to assume all of Chensoff s rights and obligations thereunder, and Seller has agreed to consent to such an assignment and discharge all of Chensoff s obligations under the Purchase Agreement;

         WHEREAS, pursuant to that certain Merger Agreement of even date herewith (the "Merger Agreement", a form of which is attached hereto as Exhibit "B"), ResortHill, Inc. an Illinois corporation ("ResortHill") has agreed to merge with a subsidiary of Panthers;

         WHEREAS, pursuant to Section 1.5 of the Merger Agreement, some of the shares to be delivered to Chensoff will be held back (the "Held Back Shares") to secure the obligations of Chensoff to indemnify the Panther Companies (as that term is defined in the Merger Agreement) for the Panthers Indemnifiable Damages (as that term is defined in the Merger Agreement);

         WHEREAS, under Section 10.2 of the Merger Agreement in the event the Merger Agreement is terminated under certain circumstances identified therein, the Panther Companies are entitled to a return of amounts previously paid by them.

         WHEREAS, the Seller and Chensoff desire to allocate certain risks between themselves.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged;

                              W I T N E S S E T H:

1. Subject to Panthers' payment, to be made not later than 5:00 p.m. local time in New York City, New York on July 8, 1997, of both (i) an assignment fee to Chensoff in the amount of $175,000 and (ii) the sum of $5,000,000 to Seller (representing the $1,000,000 balance of the Initial Deposit due Seller under Article 1, Section 5 of the Purchase Agreement and the $4,000,000 Extension Payment under Article 1, Section 6 of the Purchase Agreement) and subject to Seller extending the Purchase Agreement until 5:00 p.m. local time in New York City, New York, July 8, 1997, Chensoff does hereby SELL, ASSIGN, TRANSFER, CONVEY, SET OVER AND CONFIRM to Panthers to have and to hold forever, all of his right, title and interest of every kind and character whatsoever in the Purchase Agreement, such assignment and transfer SUBJECT, HOWEVER, to the condition subsequent that the closing by Panthers of its acquisition of Seller's interests under the Purchase Agreement must be made concurrently with the closing of the transaction contemplated under the Merger Agreement.

2. Panthers hereby agrees to assume and discharge all of Chensoff's rights, powers, duties and obligations under the Purchase Agreement.

3. Chensoff and Panthers each covenants and agrees with the other that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, any and all such further acts, instruments, papers and documents, as may be necessary to carry out and effectuate the intent and purposes of this Agreement, including, without limitation, execution of another purchase agreement with Seller on the same terms as the Purchase Agreement.

4. Except as specifically set forth in the section entitled "Consent of Seller" below, notwithstanding any of the foregoing provisions, no provision of this Agreement shall in any way modify, replace, amend, change, rescind, waive or in any way affect the express provisions (including, but not limited to, the warranties, covenants, agreements, conditions, representations and indemnification obligations) set forth in the Purchase Agreement.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                      ASSIGNOR:


                                      /s/ GARY V. CHENSOFF
                                      -----------------------------------------
                                      GARY V. CHENSOFF


                                      ASSIGNEE:

                                      FLORIDA PANTHERS HOLDING, INC., a
                                      Florida corporation


                                      By:
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

                                                                       EXHIBIT C

                                 PLAN OF MERGER


         This Plan of Merger (this "Plan") is adopted as of ________________, 1997 among FPH/RHI MERGER CORP., INC., a Florida corporation ("Merger Corp."), and RESORTHILL, INC., an Illinois corporation (the "Company").

                               R E C I T A L S

         The boards of directors and shareholders of Merger Corp. and the Company have determined that it is advisable and in the best interests of each such corporation and its respective shareholders that Merger Corp. be merged (the "Merger") with and into the Company on the terms and subject to the conditions set forth herein.

                                  ARTICLE I

                                 THE MERGER

         At the Effective Time (as defined in Article V hereof), Merger Corp. shall be merged with and into the Company in accordance with the Illinois Business Corporation Act (the "Act"), and the separate existence of Merger Corp. shall cease and the Company shall thereafter continue as the surviving corporation (the "Surviving Corporation") under the laws of the State of Illinois.

                                   ARTICLE II

                           THE SURVIVING CORPORATION

         A. At the Effective Time, the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

         B. At the Effective Time, the Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter altered, amended or repealed in accordance with the Act and the Articles of Incorporation and Bylaws of the Surviving Corporation.

         C. At the Effective Time, the officers and directors of Merger Corp. shall be the officers and directors of the Surviving Corporation until their successors are elected and have qualified.

                                  ARTICLE III

                     MANNER AND BASIS OF CONVERTING SHARES

         A. At the Effective Time, each share of common stock of the Company, no par value (the "Company Common Stock"), which shall be issued and outstanding (other than shares of Company Common Stock held in treasury) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into ______________ shares of common stock, $0.01 par value per share, of Florida Panthers Holdings, Inc., a Florida corporation and the parent of Merger Corp. ("Panthers Common Stock").

         B. At the Effective Time, each share of Company Common Stock held in treasury shall be canceled and extinguished without any conversion thereof.

         C. At the Effective Time, each share of common stock of Merger Corp., $1.00 par value per share, issued and outstanding immediately prior to the Effective Time, shall be automatically converted into one share of Company Common Stock, which shall be the only outstanding common stock of the Surviving Corporation immediately following the Effective Time.

                                   ARTICLE IV

                              EFFECTIVE OF MERGER

         At the Effective Time, all property, rights, privileges, powers and franchises of the Company and Merger Corp. shall vest in the Surviving Corporation, and all liabilities and obligations of the Company and Merger Corp. shall become liabilities and obligations of the Surviving Corporation.

                                   ARTICLE V

                                 EFFECTIVE TIME

         As used in this Agreement, the term "Effective Time" shall mean 12:01 a.m. on __________, 1997.


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